MarketWise (MKTW) Investor Presentation January 2025

Important information 2 Cautionary Statement Regarding Forward-Looking Statements: This presentation contains forward-looking statements about MarketWise’s financial position, business strategy, and objectives for future operations. These forward-looking statements are generally identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. These statements are based on current expectations and assumptions. But the future is uncertain. Myriad factors beyond our control could cause our results to differ from our expectations. We detail these risks and uncertainties in the “Risk Factors” section of our quarterly (10-Q) and annual (10-K) reports. You should consider these risks before investing. Non-GAAP Financial Measures: This presentation uses several financial measures that are not recognized as Generally Accepted Accounting Principles (GAAP), including Adjusted CFFO, Adjusted Free Cash Flow, Adjusted CFFO Conversion, and Adjusted Free Cash Flow Margin. The Company defines Adjusted CFFO as net cash provided by operating activities plus profits distributions to Class B unitholders included in stock-based compensation, plus or minus any non-recurring items. The Company defines Adjusted Free Cash Flow as Adjusted CFFO minus capital expenditures. The Company defines Adjusted CFFO Conversion as Adjusted Free Cash Flow divided by Adjusted CFFO. The Company defines Adjusted Free Cash Flow Margin as Adjusted Free Cash Flow divided by Billings (i.e., amounts invoiced to customers). These financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company's financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company's presentation of these measures may not be comparable to similarly-titled measures used by other companies. MarketWise uses these non-GAAP measures to evaluate ongoing operations and to forecast future performance. This non-GAAP financial information is presented for supplemental informational purposes only and is not a substitute for GAAP measures. However, we believe that when taken together with traditional GAAP metrics these non-GAAP figures give investors a more complete picture of our business. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. We reconcile these non-GAAP figures with the corresponding GAAP measures in the appendix to this presentation.

About MarketWise • Founded with a mission to level the playing field for self-directed investors • MarketWise is a leading multi-brand subscription services platform providing premium financial research, software, education, and tools for investors. • We serve a community of millions of free and paid subscribers. • Our products are a trusted source for high-value financial research, education, actionable investment ideas, and investment software. • 100% digital, direct-to-customer company offering its research across a variety of platforms including mobile, desktops, and tablets. • Our vision is to become the leading financial solutions platform for self- directed investors. 3

Our Core Principles • MarketWise was founded in 1999 with three core principles: • To deliver great investing ideas to investors • To present these ideas in a manner that can be easily understood • To treat our subscribers the way we would want to be treated if roles were reversed • These core principles are still in place today and have allowed us to: • Become a leading multi-brand subscription services platform serving millions of self- directed investors • Provide a comprehensive suite of research, software and analytical tools • Develop long-term relationships with our subscribers • Generate a stable base of recurring revenues 4

Company Timeline Stansberry Research launches 1999 2000-2021 Company grows organically and through a series of acquisitions. Peak annual Billings of over $700M July 2021, Company rebrands as MarketWise and goes public at $3 billion valuation 2022 2022-2024 Period of Billings decline post the Covid related tailwinds. Operational and leadership changes lead to a series of restructuring actions. Early signs of recovery in Q4 2024. Strategic Refresh for 2025. 2025

Investment Thesis 1. Massive Market Opportunity 2. Robust Ecosystem with Diversified Product Set 3. Asset-lite Business Model 4. Meaningful Scale with Strong Balance Sheet 5. Compelling Capital Allocation Strategy 6 1.Includes active free (free subscribers with whom we’ve engaged over the past quarter) and Paid Subscribers 2.Adjusted CFFO is calculated as net cash provided by operating activities plus or minus any non-recurring items (see appendix for reconciliation to the nearest GAAP measure) 3.Billings represents amounts invoiced to customers. $222M represents the annualization of our estimated and unaudited 4Q’24 Billings of $55.4M 4.Estimated and unaudited • Large and growing market • Strong secular tailwinds with overall democratization of investing • 3.8M active platform members1 • Installed base of over 500K paid subscribers • 12 market facing brands with over 100 curated investment products (research & software tools) • Minimal capex • Ability to scale quickly to maximize ROI • Durable cash flows (Adj CFFO of approx. $100M from 2022 through 3Q 2024)2 • Annualized Q4 2024 customer Billings of $222M3 • Approx. $98M in cash as of December 31, 20244 • No Debt Outstanding • Potential for opportunistic and accretive M&A • Track record of returning capital through dividends

7 Key Drivers Of Our Success DATA / TECHNOLOGY • Real-time campaign feedback • Rapid scalability SCALABLE MODEL • Industry-leading ROI on new customer acquisition • Upsell to higher ARPU products with almost all of the upsell revenues falling to the bottom line • Focus on proven formula to launch & scale new products in a low-risk capital way CUSTOMER FOCUS • Emphasis on developing long-term relationship with the subscriber • Typical paid subscriber journey includes multiple subscription purchases POWERFUL CONTENT PLATFORM • Compelling content fosters relationships between readers and editors, creates customer loyalty and brand goodwill • Insightful and engaging content drives conversion of users from free to paid subscribers • Over 50% of ‘24 Billings came from subscribers who’ve been with us for 4+ years

Premium Subscription Content, Software & Tools ACTIONABLE IDEAS SOFTWARE & TOOLS 8

9 Diverse Research Portfolio Across Different Asset Classes DIVERSE RESEARCH PRODUCTS (% OF BILLINGS - 2024) • 140+ product offerings at 12/31/24 • Provides a portfolio of investing ideas for self- directed investors • Breadth of ideas provides relevant content in most market conditions

Provides Diverse, Actionable & Affordable Content

MarketWise

Subscriber Composition

	# OF SUBSCRIBERS[1]	CUMULATIVE LIFETIME SPEND[1]	SELECTED EXAMPLES
Active Free General market commentary, current events - Insightful and educational	3.3M		• Stansberry Digest • Whitney Tilson's Daily • Hypergrowth Investing
Paid Mega Cap equities and basic investment strategies	224K[2]	<$600	• Fry's Investment Report - $249 • Retirement Millionaire - $199
High Value More advanced investing strategies - Value Investing, Microcaps, Real Estate, Options, Trading, Cryptocurrencies	156K[2]	$600-$5,000	• Crypto Capital - $5,000 • Chaikin Power Gauge Investor - $5,000
Ultra High Value Product bundles	126K[2]	>$5,000	• Alliance - $34,000 one-time + $499 annually • Total Portfolio - $15,000 one-time + $499 annually

1. As of December 31, 2024
2. Number of subscribers indicated correspond with the cumulative lifetime spend to the right (e.g., 224K of the 506K total paid subscribers have less than $600 of cumulative lifetime spend)

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Financial Summary and Capital Structure

13 Financial Summary (3Q24) 1.Quarterly numbers are unaudited 2.Billings represents amounts invoiced to customers 3.Adjusted CFFO = net cash provided by operating activities plus profits distributions to Class B unitholders included in stock-based compensation expense plus or minus any non-recurring items. Adjusted CFFO Margin = Adjusted CFFO/ Billings. 17%Margin 13% BILLINGS ($ IN MILLIONS)1,2 ADJUSTED CFFO ($ IN MILLIONS)1,3 REVENUE ($ IN MILLIONS)1 13% -12%27% • Estimated and unaudited Q4 2024 Billings were approximately $55m, more than a 10% sequential increase • Significant difference between Revenue and Billings due to amortization of cash receipts • Billings decline and restructuring costs led to reduction in CFFO

14 1.Adjusted CFFO is calculated as net cash provided by operating activities plus or minus any non-recurring items 2.Billings represents amounts invoiced to customers 3.4Q24 Billings are estimated and unaudited • While Billings have been in decline, cash generation has remained resilient • Negative cash flow in 2024 largely due to reorganization and restructuring efforts (headcount declined by 145 or 25% year over year) • Some seasonality in Adjusted CFFO due to timing of compensation and royalty payments Recovery in Billings Expected to Result in Higher Adj CFFO1 3

Capital Structure 15 TYPE SHARES OWNERSHIP Class A Shareholders 39,562,797 12.4% Class B Unitholders 279,890,147 87.6% Total 319,452,9441 100.0% Share Price as of Dec. 31, 2024 $0.57 Market Cap as of Dec. 31, 2024 $182.1M As of December 31, 2024 1.Excludes 24M unvested RSUs that vest over time

Appendix

17 Our Customer-Facing Brands

MarketWise Income Statement (3Q24)

($ in 000's)	3Q23	3Q24[1]	% Variance
Total Revenue	**106,150**	**97,186**	**-8%**
Operating Expenses			
Cost of Revenue	13,812	12,902	-7%
Sales and Marketing	52,466	36,644	-30%
General and Administrative	25,005	22,480	-10%
Research and Development	2,085	2,614	25%
Depreciation and Amortization	1,001	635	-37%
Impairment of Intangible Assets	584	-	N/M
Related Party Expenses	155	9	-94%
Total Operating Expenses	95,108	75,284	-21%
Income (Loss) from Operations	11,042	21,902	98%
Other Income (Expense), net	182	632	247%
Interest Income (Expense), net	1,511	1,185	-22%
Net Income (Loss) Before Income Taxes	**12,735**	**23,719**	**86%**
Income Tax Expense/(Benefit)	691	973	41%
Net Income (Loss)	**12,044**	**22,746**	**89%**

	3Q23	3Q24
Total Revenue	**100%**	**100%**
Operating Expenses		
Cost of Revenue	13%	13%
Sales and Marketing	49%	38%
General and Administrative	24%	23%
Research and Development	2%	3%
Depreciation and Amortization	1%	1%
Impairment of Intangible Assets	1%	0%
Related Party Expenses	0%	0%
Total Operating Expenses	90%	77%
Income (Loss) from Operations	10%	23%
Other Income (Expense), net	0%	1%
Interest Income (Expense), net	1%	1%
Net Income (Loss) Before Income Taxes	**12%**	**24%**
Income Tax Expense	1%	1%
Net Income (Loss)	**11%**	**23%**

($ in 000's)	3Q23	3Q24[1]	% Variance
Stock-Based Compensation Expense			
2021 Incentive Award Plan stock-based compensation expense	2,848	3,124	10%
Employee Stock Purchase Plan	84	36	-57%
Profits interests	643	44	-93%
Total Stock-Based Compensation Expense	**3,575**	**3,204**	**-10%**
Stock-Based Compensation Line Item Summary			
Cost of Revenue	688	889	29%
Sales and Marketing	711	880	24%
General and Administrative	2,176	1,435	-34%
Total Stock-Based Compensation Expense	**3,575**	**3,204**	**-10%**

	3Q23	3Q24
Stock-Based Compensation Line Item Summary		
Cost of Revenue	1%	1%
Sales and Marketing	1%	1%
General and Administrative	2%	1%
Total Stock-Based Compensation Expense	**3%**	**3%**

1. Quarterly results are unaudited

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Balance Sheet (as of September 30, 2024) 19 1. Quarterly results are unaudited ($ in 000's) Dec 31, 2023Sep 30, 20241 ($ in 000's) Dec 31, 2023 Sep 30, 20241 Assets Liabilities and Stockholders' Deficit Current Assets Current Liabilities Cash and Cash Equivalents 155,174 94,111 Trade and Other Payables 559 2,326 Accounts Receivable 4,528 2,224 Related Party Payables 1,137 1,133 Prepaid Expenses 9,305 8,993 Accrued Expenses 55,041 22,370 Related Party Receivables 5,182 930 Deferred Revenue and Other Contract Liabilities 287,751 229,735 Deferred Contract Acquisition Costs 91,480 64,757 Operating Lease Liabilities 1,446 1,639 Other Current Assets 2,172 1,480 Other Current Liabilities 27,959 26,769 Total Current Assets 267,841 172,495 Total Current Liabilities 373,893 283,972 Property and Equipment, Net 690 567 Long-Term Liabilities - Related Party - 316 Opearting Lease Right-of-Use Assets 7,331 5,801 Deferred Revenue and Other Contract Liabilities, Noncurrent 304,342 233,096 Intangible Assets, Net 6,255 7,687 Related Party Tax Receivable Agreement Liability, Noncurrent 2,151 2,669 Goodwill 31,038 33,560 Other Liabilities, Noncurrent 746 2,313 Deferred Contract Acquisition Costs, Noncurrent 73,420 49,746 Operating Lease Liabilities, Noncurrent 4,366 3,100 Deferred Tax Assets 9,693 8,469 Total Liabilities 685,498 525,466 Other Assets 287 26 Stockholders' Deficit Total Assets 396,555 278,351 Common Stock - Class A 4 4 Common Stock - Class B 29 28 Preferred Stock - - Additional Paid-In Capital 115,164 101,857 Accumulated Other Comprehensive Income 65 56 Accumulated Deficit (126,343) (121,422) Total Stockholders' Deficit Attributable to MarketWise, Inc. (11,081) (19,477) Noncontrolling Interest (277,862) (227,638) Total Stockholders' Deficit (288,943) (247,115) Total Liabilities and Stockholders' Deficit 396,555 278,351